Exhibit 99.1

Evergreen Energy Completes Settlement with Certain Holders of its 2007 Notes
- Terminates Pending Litigation Regarding the Sale of Certain Assets of
Buckeye Industrial Mining Co. and Evergreen -

DENVER, May 26, 2011 — Evergreen Energy Inc. (NYSE Arca: EEE) announced the completion of the settlement and termination of the pending litigation with certain holders of its 2007 Notes and 2009 Notes.  The termination follows the company’s February 2, 2011 announcement that it had entered into a Forbearance and Settlement Agreement with certain holders of its 2007 Notes and the holders of its 2009 Notes, subject to certain conditions.
Ilyas Khan, Executive Chairman of Evergreen, stated: “We are pleased to have come to a final resolution with the Settling 2007 Noteholders, including the termination of the outstanding litigation and the ongoing redemption of $17.3 million of our outstanding debt in exchange for $6.76 million in cash plus warrants.  Our focus is now as it should be, on developing our K-Fuel technology, generating revenue and building value for our shareholders.”
On May 17, 2011, the company satisfied all conditions under the Settlement Agreement and the transactions contemplated by the Settlement Agreement were completed, including: (i) the purchase by the 2009 Noteholders of $3.2 million of 2007 Notes from the Settling 2007 Noteholders for a price of $1.6 million; (ii) the ongoing redemption of $17.3 million in aggregate face value of 2007 Notes previously held by the Settling 2007 Noteholders, including the 2007 Notes purchased by the 2009 Noteholders; (iii) the issuance of warrants to the 2009 Noteholders for the purchase of up to 200,000 shares of the company’s common stock at $1.89 per share; and (v) the issuance to the 2009 Noteholders a one-year $1.55 million convertible note, bearing interest at 7% per annum and convertible  into shares of the company’s common stock at a conversion price equal to $1.89 per share.    Additional information on the terms of the settlement and related transactions can be obtained in the company’s filing today with the Securities and Exchange Commission.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) is comprised of two discrete clean energy business units that own two proprietary and potentially transformative technologies: K-Fuel and the

GreenCert suite of software and services. K-Fuel, our patented clean coal technology, significantly improves the performance of low-rank sub-bituminous and brown coals and lignite yielding higher efficiency by applying heat and pressure to low-rank coals to reduce moisture. The efficiency increase is variable depending on the type of coal we process. Our GreenCert software suite provides power generators with operational intelligence analytics that identify fuel and operational efficiency opportunities, and address new regulatory pressures regarding environmental emissions. The K-Fuel and GreenCert technologies are both business and environmental solutions for energy production and generation industries and processes.

Safe Harbor Statement
Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission.  Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Our ability to execute our business plan and develop the K-Fuel® or GreenCert™ technologies may be adversely impacted by unfavorable decisions in pending litigation, our inability to raise sufficient additional capital in a timely manner to pursue the development of our technology, and our inability to timely and successfully complete pending transactions, including the sale of the assets of Landrica Development Company and the consummation of the proposed joint venture with WPG Resources. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Becky Herrick, Lippert / Heilshorn & Associates, 415.433.3777, bherrick@lhai.com

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